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                                                                   EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Pep Boys -- Manny, Moe & Jack on Form S-3 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys -- Manny, Moe and Jack for the year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


June 26, 1997